UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	February 23, 2026

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
Earnings Press Release
On February 26, 2026, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the year ended December 31, 2025. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes certain non-GAAP financial measures. These measures include adjusted revenue growth, adjusted constant currency revenue growth, pro forma adjusted revenues, pro forma adjusted constant currency revenue growth and adjusted diluted earnings per share. Adjusted revenue is based upon net revenues, adjusted to exclude the impact of an increase in reserves for prior years. The reserve, which relates to legislation that requires suppliers of medical devices to the Italian National Healthcare System to make payments to the Italian government if medical device expenditures in a given year exceed regional expenditure ceilings established for that year, was increased as a result of a recent ruling from the Italian courts. The amounts related to the prior years do not represent normal adjustments to revenue, are not expected to recur in future periods and are not recurring in nature, making it difficult to contribute to a meaningful evaluation of our operating performance. Adjusted constant currency revenue growth is based upon net revenues, adjusted to eliminate the impacts related to the Italian payback measure referred to above and of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. Pro forma adjusted revenue is based upon net revenues, adjusted to (i) exclude, depending on the period presented, the impact of adjustments in our reserves and the corresponding revenue impact related to the Italian payback measure described in adjusted revenue and approximately $14 million of products discontinued in the year ended December 31, 2025 due to a strategic realignment; and (ii) include revenues for the six months ended June 29, 2025 generated by the Vascular Intervention business we acquired from BIOTRONIK SE & Co. KG. Pro forma adjusted constant currency revenue growth is based upon net revenues, adjusted to exclude, depending on the period presented, the items described in Pro forma adjusted revenue and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. We believe that these measures facilitate a comparison of our operating performance exclusive of fluctuations that do not reflect our underlying performance or business trends. Adjusted diluted earnings per share is based upon diluted earnings per share available to common stockholders, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact (net of tax) of (i) restructuring and optimization charges; (ii) impairment charges, (iii) acquisition, integration and divestiture related items; (iv) separation costs related to the Company's entry into agreements to divest its Acute Care, Interventional Urology and OEM businesses (the "Strategic Divestitures"), including activities to prepare the businesses for divestiture and maintain continuity through the separation process; (v) the impact from increases in our reserves related to the Italian payback measure pertaining to prior years as described in adjusted revenue; (vi) other items identified in the reconciliation tables set forth in the Press Release, as applicable; (vii) pension termination and related charges; (viii) certain expenditures associated with the registration of medical devices under the European Union Medical Device Regulation; (ix) intangible amortization expense; (x) costs incurred in connection with our implementation of a new global enterprise resource planning system and related information technology transition costs; and (xi) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Management uses these non-GAAP financial measures to assess the Company's financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Supplemental Financial Information

The information set forth under Item 7.01 “Regulation FD Disclosure” concerning the Supplemental Financial Information (as defined therein) is incorporated herein by reference.

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto and the Supplemental Financial Information set forth under Item 7.01 incorporated herein by reference, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 23, 2026, in connection with the Strategic Divestitures, the Company's Board of Directors approved a multi-year restructuring plan intended to align the Company's global organizational structure and supply chain infrastructure amongst its remaining businesses. The plan is designed to eliminate stranded costs, streamline global operations, and improve the Company's long-term cost structure, primarily through workforce reductions and capital assets rationalization. These actions, some of which are expected to occur upon exit of the transition services agreements and other arrangements negotiated in connection with the Strategic Divestitures, are expected to be substantially completed by mid-2028. The following table provides a summary of the Company's estimates of restructuring and restructuring related charges by major type of expense associated with the Strategic Divestitures restructuring plan:

Strategic Divestiture restructuring plan
Plan expense estimates:	(Dollars in millions)
Restructuring charges (1)	$15 million to $18 million
Restructuring related charges (2)	$16 million to $19 million
Total restructuring and restructuring related charges	$31 million to $37 million
(1)Substantially all of the charges consist of employee termination benefit costs.
(2)Restructuring related charges represent costs that are directly related to the plan and primarily include expenses related to a lease termination and retention incentives necessary to support critical functions during the transition period. Most of the charges are expected to be recognized within selling, general and administrative costs.
The Company expects substantially all the restructuring and restructuring related charges to result in future cash outlays, of which, an estimated $15.0 million to $19.0 million are expected to occur during 2026. The Company expects to achieve annual pre-tax savings of $48 million to $52 million in connection with the Strategic Divestitures restructuring plan once it is fully implemented and expects to begin realizing a portion of these plan-related savings in 2026.

Item 7.01. Regulation FD Disclosure.
In connection with the conference call to be held by the Company on February 26, 2026 to discuss its financial results for the year ended December 31, 2026, the Company plans to reference a slide presentation, which will be made available in advance of the call through the Company’s website. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report.
The slide presentation attached hereto as Exhibit 99.2 includes supplemental financial information (the “Supplemental Financial Information”) that provides GAAP to non-GAAP reconciliation tables with respect to consolidated statement of income items for the quarters ended March 30, 2025, June 29, 2025 and September 28, 2025. The Supplemental Financial Information has been adjusted to exclude the results of businesses that have been reclassified as discontinued operations, which will be divested by the Company through the Strategic Divestitures. The Supplemental Financial Information includes non-GAAP financial measures, which we believe facilitate an understanding of our past operating performance exclusive of businesses that will no longer impact our operating performance in future periods, and thus will enable more meaningful comparisons between past and future periods.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.2, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
        99.1    Press Release, dated February 26, 2026
        99.2    Earnings Conference Call Slide Presentation
        104    The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2026	TELEFLEX INCORPORATED By: /s/ John R. Deren Name: John R. Deren Title: Executive Vice President and Chief Financial Officer